UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. )

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Definitive Information Statement

INTERNATIONAL COMMERCIAL TELEVISION, INC.

(Name of Registrant as Specified In Its Charter)

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INTERNATIONAL COMMERCIAL TELEVISION, INC.

489 Devon Park Drive, Suite 315

Wayne, PA 19087

NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

ON JULY 16, 2014

Dear Shareholders:

On July 3, 2014, the Board of Directors of the Company recommended to the shareholders that the Company’s Articles of Incorporation be amended to change the name of the Company to ICTV Brands, Inc. (the “Amendment”).

On July 16, 2014 (the “Record Date”), the holders of a majority of the Company’s outstanding stock (the “Shareholders”) approved the Amendment.

This Information Statement is being provided to all shareholders of the Company as of the Record Date. The above actions will become effective approximately 20 calendar days after the date of this Information Statement (the “Effective Date”).

By Order of the Board of Directors,

/s/ Richard Ransom

Richard Ransom, President

July 21, 2014

THIS DOCUMENT IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION REGARDING THE ACTIONS TAKEN

AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

As of the Record Date, the Company's Board of Directors recommended, and the holders of a majority of the outstanding shares of the Company, by written consent, approved an amendment to the Company’s Articles of Incorporation to change the name of the Company to “ICTV Brands Inc.”

The form of the Certificate of Amendment to our Articles of Incorporation is included as Exhibit A to this Information Statement. The name change will become effective approximately 20 days after filing of the Certificate of Amendment with the Secretary of State of the State of Nevada. There is no need to surrender any current certificates representing shares of Company stock. New certificates will not be issued.

Effect of Name Change:

The goal of our business plan is to create brand awareness through our infomercial and spot advertising, and in doing so, create a customer base to which we can cross-sell our brands and which will buy our consumable products on a repetitive basis. In addition, we plan to create brand awareness so that these brands and their families of products may be sold in dedicated shelf-space areas by product category in traditional retail stores. The Board of Directors believes that the new name will better support that effort.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, our outstanding common stock owned of record or beneficially by (1) each person who owned of record, or was known by us to own beneficially, more than 5% of our common stock, (2) each executive officer, (3) each director and (4) the shareholdings of all executive officers and directors as a group. As of the Record Date, we had 23,163,316 shares of common stock issued and outstanding.

Name	Shares Owned	Percentage Owned

Kelvin Claney, Chairman, Chief Executive Officer, Director[1]	757,110[4]	3.2
The Better Blocks Trust, declared January 1, 1994[2]	6,668,660	27.9
Richard Ransom, President[1]	874,999[5]	2.7
Ryan LeBon, Chief Financial Officer[1]	33,333[6]	0.1
Stephen Jarvis, Director[3]	740,002[7]	2.1
William Kinnear, Director[1]	66,667[8]	0.3
Donald J. McDonald, Director[1]	-0-	-0-
All executive officers and directors as a group (6 persons)	2,472,111	10.3

(1)

The business address for each of these persons is 489 Devon Park Drive, Suite 315, Wayne, PA 19087.

(2)

The address for The Better Blocks Trust is 1 Kimberly Road, Epson, Auckland City, Auckland New Zealand, c/oBarry Stafford, Stafford Klaassen.

(3)

Mr. Jarvis’s business address is 320 J P Razal Street, Unit 301, 3rd Floor Aralco Bldg., Poblacion, Makati City 1210, Philippines.

(4)

Includes 166,667 currently exercisable options.

(5)

Includes 333,333 currently exercisable options.

(6)

Represents 33,333 currently exercisable options.

(7)

Includes 133,334 currently exercisable options.

(8)

Represents 75,001 currently exercisable options.

All shares are held of record and each record shareholder has sole voting and investment power. There are no arrangements known to ICTV, the operation of which may result in a change of control of the Company.

The foregoing Notice and Information Statement are sent by order of the Board of Directors of the Company.

/s/ Richard Ransom

Richard Ransom, President

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

INTERNATIONAL COMMERCIAL TELEVISION, INC.

Pursuant to Nevada Revised Statutes 78.390

INTERNATIONAL COMMERCIAL TELEVISION, INC., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), hereby certifies as follows:

FIRST:

Upon the filing and effectiveness of this Certificate of Amendment pursuant to the General Corporation Law of the State of Nevada (the "Effective Time") Article I of the Company's Articles of Incorporation shall be amended to read in its entirety as follows:

The name of the corporation is “ICTV Brands Inc.”

SECOND:

This Certificate of Amendment shall become effective as of _________, 2014.

THIRD:

This Certificate of Amendment was duly adopted in accordance with Nevada Revised Statutes Section 78.390. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. The holders of the necessary number of shares approved the proposed amendments by written action on July 16, 2014, thereby duly adopting this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of __________, 2014.

INTERNATIONAL COMMERCIAL TELEVISION, INC.

By:

/s/ Richard Ransom

Richard Ransom, President

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